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                                  Exhibit 99.01

                            VALERO ENERGY CORPORATION

                       AUDIT COMMITTEE PRE-APPROVAL POLICY


I.    STATEMENT OF PRINCIPLES

      Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002 ("SOX Act"), the Audit Committee of the board of directors (the "Audit Committee") of Valero Energy Corporation (the "Company") is required to pre-approve the audit and non-audit services performed by the Company's independent auditor to assure that the provision of such services does not impair the auditor's independence. The SEC's rules establish two approaches for pre-approving services. The two approaches are not mutually exclusive:

         o the Audit Committee may pre-approve each particular service on a case-by-case basis ("separate pre-approval"), and

         o the Audit Committee may adopt a pre-approval policy that is detailed as to the particular types of services that may be provided by the independent auditor without consideration by the Audit Committee on a case-by-case basis ("policy-based pre-approval")

      The Audit Committee believes that the combination of these approaches in this policy will provide an effective and efficient procedure to pre-approve services performed by the independent auditor. Unless a type of service has received policy-based pre-approval (as specifically identified in the appendices to this policy), it will require separate pre-approval by the Audit Committee.

      The appendices to this policy contain lists of services that have received policy-based pre-approval of this Audit Committee in the following categories (categorized in accordance with the SEC's rules):

         o  Audit Services

         o  Audit-Related Services

         o  Tax Services

         o  All Other Services


II.   TERM OF PRE-APPROVALS

      The term of the policy-based pre-approvals stated in the appendices to this policy is the period from January 1, 2004 to January 19, 2005, unless the Audit Committee specifically provides for a different period. The Audit Committee will review and pre-approve, at least annually, the services that may be provided by the independent auditor. The Audit Committee will revise the list of policy-based pre-approved services from time to time as the Committee deems necessary or appropriate.


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III.  DELEGATION

      In accordance with the SOX Act and SEC rules, the Audit Committee hereby delegates to its Chairman the authority to grant separate pre-approvals of services and fees in accordance with this policy. The Audit Committee may further delegate pre-approval authority from time to time to one or more of its other members in its discretion. Any committee member to whom pre-approval authority is delegated shall report any pre-approval decisions to the full Audit Committee at its next meeting. The Audit Committee does not delegate its responsibilities to pre-approve services to any member of the Company's management.


IV.   SERVICES FOR WHICH SEPARATE PRE-APPROVAL IS REQUIRED

      The terms and fees for the following services of the independent auditor require separate pre-approval by the Audit Committee:

         o the annual financial statement audit, including all audits, reviews, procedures and other services required to be performed by the independent auditor to form an opinion on the Company's consolidated financial statements, and

         o the attestation engagement for the independent auditor's report on management's report on internal controls for financial reporting.

      The Audit Committee will monitor these engagements as it deems appropriate, and will approve, if necessary, any changes in terms, conditions and fees resulting from changes in engagement scope, changes in the Company's structure or other matters.


V.    SERVICES FOR WHICH POLICY-BASED PRE-APPROVAL IS AVAILABLE

      A.   AUDIT SERVICES

           The Audit Committee may grant policy-based pre-approval for Audit Services other than the services described in Section IV above. These Audit Services are generally services that only the Company's independent auditor reasonably can provide, and include:

              o services associated with SEC registration statements (e.g., comfort letters, consents), periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings,

              o statutory audits or financial audits for subsidiaries or affiliates of the Company.

           The Audit Committee has given policy-based pre-approval for the Audit Services listed in Appendix A. All other Audit Services must be separately pre-approved by the Audit Committee.


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      B.   AUDIT-RELATED SERVICES

           Audit-Related Services are assurance and related services that are reasonably related to the performance of the annual audit or quarterly review of the Company's financial statements or that are traditionally performed by the independent auditor. The Audit Committee may grant policy-based pre-approval for Audit-Related Services. These services would include:

              o  employee benefit plan audits,

              o due diligence services related to proposed mergers and acquisitions, and

              o assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities.

           The Audit Committee believes that the provision of the Audit-Related Services listed in Appendix B does not impair the independence of the auditor, and has given policy-based pre-approval for the Audit-Related Services listed in Appendix B. All other Audit-Related Services must be separately pre-approved by the Audit Committee.


      C.   TAX SERVICES

           The Audit Committee believes that the independent auditor can provide Tax Services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the U.S. Internal Revenue Code and related regulations or in the tax laws and regulations of any jurisdiction in which the Company is subject to taxation.

           The Audit Committee has given policy-based pre-approval for the Tax Services listed in Appendix C. All other Tax Services must be separately pre-approved by the Audit Committee, including Tax Services related to large and complex transactions and Tax Services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, when such services are paid for by the Company.


      D.   ALL OTHER SERVICES

           The Audit Committee may grant policy-based pre-approval for those permissible non-audit services classified as All Other Services that it believes are routine, recurring services that would not impair the independence of the auditor. The Audit Committee has given policy-based pre-approval for the All Other Services listed in Appendix D. Any permissible All Other Services that are not listed in Appendix D must be separately pre-approved by the Audit Committee.


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VI.   PROHIBITED NON-AUDIT SERVICES

      A list of the SEC's prohibited non-audit services is attached to this policy as Appendix E. The list sets forth the several services that the SOX Act and the SEC have specifically identified as services that may not be performed by the Company's independent auditor. The Audit Committee will consult the SEC's rules and relevant guidance, with the assistance of counsel when necessary or appropriate, to determine whether any proposed service by the independent auditor falls within any category of prohibited non-audit services.


VII.  PRE-APPROVAL FEE LEVELS AND BUDGETED AMOUNTS

      Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established at least annually by the Audit Committee. All services that have received policy-based pre-approval are subject to the pre-approval fee levels or budgeted amounts set forth in the appendices to this policy. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee or by any person to whom pre-approval authority is granted under Section III above.


VIII. PROCEDURES

      Requests or applications to provide services that require separate approval by the Audit Committee must be submitted to the Audit Committee by both the independent auditor and the Company's Chief Financial Officer (or his designee), and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. In connection with the Audit Committee's consideration of any proposed service, the independent auditor, at the Committee's request, will provide to the Audit Committee detailed documentation regarding the specific services to be provided so that the Committee can make a well-reasoned assessment of the impact of the service on the auditor's independence.

      The Audit Committee hereby designates the Company's Vice President of Internal Audit (the "Monitor") to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The Monitor will report to this Audit Committee on a periodic basis the results of his monitoring.


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                                                                      APPENDIX A

PRE-APPROVED AUDIT SERVICES FOR 2004

Dated: January 14, 2004

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SERVICE
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assistance with and review of documents filed with the SEC including registration statements, reports on Forms 10-K and 10-Q, and other documents
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services associated with other documents issued in connection with securities offerings (e.g., comfort letters, consents)
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assistance in responding to SEC comment letters
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statutory audits (e.g., FERC audits) and financial audits for subsidiaries of the Company
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certificates, letters and opinions issued to regulators, agencies and other third-parties (e.g., insurance, banking, environmental) regarding the Company's assets and/or operations that only the Company's independent auditors reasonably can provide
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PRE-APPROVAL FEE LIMIT FOR AUDIT SERVICES (OTHER THAN REGISTRATION STATEMENTS)
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$250,000
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PRE-APPROVAL FEE LIMIT FOR AUDIT SERVICES PERTAINING TO REGISTRATION STATEMENTS
IN CONNECTION WITH SECURITIES OFFERINGS
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$250,000 per registration statement
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                                                                      APPENDIX B

PRE-APPROVED AUDIT-RELATED SERVICES FOR 2004

Dated: January 14, 2004

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SERVICE
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due diligence services pertaining to potential business acquisitions or dispositions
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financial statement audits of employee benefit plans
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accounting consultations and audits in connection with acquisitions
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assistance with the Company's compliance initiative concerning the internal controls report of management as required by Section 404 of the Sarbanes-Oxley Act of 2002, such services to include (i) reviewing and evaluating the Company's documentation of internal controls, and (ii) meetings with representatives from Deloitte & Touche LLP and the Company to discuss the Company's Section 404 compliance program (but this pre-approval expressly does not authorize the Company to delegate to Ernst & Young LLP management's responsibility to assess the Company's internal controls over financial reporting)
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consultations concerning principles of accounting and/or financial reporting treatment (under standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies)
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access to and use of E&Y's on-line accounting and auditing information tool (a resource for accounting and auditing standards and E&Y interpretive guidance)
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agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
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PRE-APPROVAL FEE LIMIT FOR AUDIT-RELATED SERVICES
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$500,000
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                                                                      APPENDIX C

PRE-APPROVED TAX SERVICES FOR 2004

Dated: January 14, 2004

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SERVICE

     Note: The following are subject to the terms of subsection C. of Section V. of this policy.
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U.S. federal, state and local tax compliance, including the preparation of original and amended tax returns and claims for refunds
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U.S. federal, state and local tax planning and advice, including assistance with tax audits and appeals (but expressly excluding advocacy or litigation services), tax advice related to mergers and acquisitions, tax advice relating to employee benefit plans, and requests for rulings or technical advice from taxing authorities
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review of Canadian federal and provincial income tax returns
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Canadian federal and provincial tax planning and advice, including assistance with tax audits and appeals (but expressly excluding advocacy or litigation services), and advice relating to the tax effects of certain employee benefit arrangements
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review of federal, state, local and international income, franchise, and other tax returns
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licensing and maintenance for TIPS/PetroZone customs software used in Valero's foreign trade zone operations (FTZ "attribution" software)
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consultation services for compliance with U.S. customs regulations (expressly excluding advocacy or litigation services) in connection with (a) the purchase and sale by the Company of petroleum and petroleum-based products, and (b) mergers, acquisitions and/or joint ventures
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PRE-APPROVAL FEE LIMIT FOR TAX SERVICES
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$750,000
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                                                                      APPENDIX D

PRE-APPROVED ALL OTHER SERVICES FOR 2004

Dated: January 14, 2004

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SERVICE
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none
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PRE-APPROVAL FEE LIMIT FOR ALL OTHER SERVICES
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$ 0
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                                                                      APPENDIX E

PROHIBITED NON-AUDIT SERVICES

         o Bookkeeping or other services related to the accounting records or financial statements of the audit client*

         o  Financial information systems design and implementation*

         o Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

         o  Actuarial services*

         o  Internal audit outsourcing services*

         o  Management functions

         o  Human resources

         o  Broker-dealer, investment adviser or investment banking services

         o  Legal services

         o  Expert services unrelated to the audit



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*   Provision of these non-audit services may be permitted if it is reasonable to conclude that the results of these services will not be subject to audit procedures. Materiality is not an appropriate basis upon which to overcome the rebuttable presumption that prohibited services will be subject to audit procedures.